Exhibit 10.24

Non-Management Director Compensation Summary

Our non-management directors (“Outside Directors”) are compensated through a combination of cash payments and equity grants:

1.              Cash Retainer.

Each director will receive $18,750 after each regularly scheduled quarterly Board meeting, and the Chair of the Audit Committee will receive an additional $3,750 at such time.  The quarterly cash retainer paid to a director leaving the Board will be pro-rated based on the number of days such director served on the Board between regularly scheduled meetings.

2.              Equity Grants for All Outside Directors.

Initial Grant

In connection with his or her initial election to the Board, each director will be granted shares of restricted Staples common stock/restricted stock units with an aggregate value of $150,000(1) on the grant date.  Such shares will be granted on the second business day following a director’s initial election to the Board, will vest in full on the third anniversary of the grant date, and may be sold after vesting.

Annual Grant

Each director will receive the following equity grants on the second business day following the first regularly scheduled Board meeting of each fiscal year:

(a)   an option to purchase shares of Staples common stock with an aggregate present value of $112,500(2) on the grant date (such option will vest in full one year after the grant date and any exercised shares may be sold after vesting); and

(b)   shares of restricted Staples common stock with an aggregate value of $112,500(3) on the grant date (such shares will vest in full one year after the grant date and may not be sold while the director is serving on the Board);

provided, that if a director is elected to the Board after the second business day following the first regularly scheduled Board meeting of a fiscal year, such equity grants will be granted on the second business day following the first regularly scheduled Board meeting that occurs after his or her election and such grants will be pro-rated based on the number of regularly scheduled meetings occurring on or after his or her election.

3.              Equity Grants for the Lead Director/Committee Chairpersons.

The Lead Director will be granted Staples restricted stock units with an aggregate value of $40,000(3) on the second business day following the first regularly scheduled Board meeting of each fiscal year, which grant will vest pro rata on the date of each regularly scheduled Board meeting occurring in the fiscal year that the grant was made at which the director is the Lead Director.  Each of the Chairpersons of the Audit, Compensation, and Nominating and Corporate Governance Committees will be granted Staples restricted stock units with an aggregate value of $32,000(3) on the second business day following the first regularly scheduled Board meeting of each fiscal year, which grant will vest pro rata on the date of each regularly scheduled Board meeting occurring in the fiscal year that the grant was made at which each director is chair of one of these three committees.  The chair of the Finance Committee will be granted Staples restricted stock units with an aggregate value of $8,000(3) on the second business day following the first regularly scheduled Board meeting of each fiscal year, which grant will vest pro rata on the date of each regularly scheduled Board meeting occurring in the fiscal year that the grant was made at which the director is the Finance Committee chair.  In the event a director becomes the Lead Director and/or chair of any of the above mentioned committees after the first regularly scheduled Board meeting of the fiscal year, such director will be granted such restricted stock units two business days after the next regularly scheduled Board meeting.  All of the above restricted stock units will be paid in shares of Staples common stock on the first anniversary of the grant date and the shares paid may not be sold while a director is serving on the Board.

4.              Unvested Awards.

Unvested options and shares of restricted stock/restricted stock units are subject to accelerated vesting (and, in the case of restricted stock units, accelerated payment) upon a director’s death, disability, retirement from the Board after reaching the Board’s mandatory retirement age of 72, or the occurrence of a change in control of Staples.  In such instances, the unvested award(s) will vest in full.  All unvested awards are otherwise forfeited upon termination of the director’s service on the Board.

Summary Table for Director Compensation

Event	Payment/Award	Vesting/Holding Requirement
Quarterly Cash Retainer	$18,750	N/A
($3,750 additional for Audit Committee Chair)

One-Time Initial Election Equity Award	$150,000(1) of restricted stock	Cliff vest 3 years after grant; may be sold upon vesting.

Annual Equity Retainer	$112,500(2) of options	Vest after 1 year; may be sold upon vesting.

$112,500(3) of restricted stock
Vest after 1 year; may be sold only after leaving board.

Lead Director	$40,000(3) of restricted stock units annually	Vest on a pro-rated basis; paid on the one year anniversary of grant; shares may be sold only after leaving board.

Committee Chairperson	$32,000(3) of restricted stock units annually ($8,000 Finance Committee Chair)	Vest on a pro-rated basis; paid on the one year anniversary of grant; shares may be sold only after leaving board.

Retirement after age 72	All unvested options and restricted stock/units vest in full.	N/A

(1)   The number of restricted shares will be equal to the number arrived at by dividing $150,000 by the closing stock price on the grant date.

(2)   The option will be for a number of shares equal to the number arrived at by dividing the present dollar value of the award by the binomial value and then taking such quotient and dividing it by the closing stock price on the grant date.  The exercise price of the option will be the closing stock price on the grant date.

(3)   The number of restricted shares/units will be equal to the number arrived at by dividing the dollar value of the award by the closing stock price on the grant date.